UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No.1)
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2011

_________________

CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

        On May 12, 2011, China Direct Industries, Inc. (“we" "us" or "our") filed a Current Report on Form 8-K (the “Form 8-K”) relating to our purchase of Beauty East International, Ltd. (“Beauty East”) as discussed below.  This Amendment No. 1 to the Form 8-K is filed to correct the number of shares of our unregistered shares of common stock $ .0001 par value per share to be issued by us in connection with the agreement to acquire Beauty East from 6,099,107 shares to 4,879,280 shares.

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

China Direct Industries, Inc.’s ("we", "us" or "our") wholly owned subsidiary, CDI China, Inc., (“CDI China”), entered into a Stock Transfer Agreement dated May 6, 2011 (the “Agreement”) with Kong Tung and Hui Dong the sole shareholders of Beauty East International Ltd., a Honk Kong company (“Beauty East”) to acquire the 100% interest they own in Beauty East for RMB 39,659,400.50 (approximately $6,099,107) (the “Purchase Price”) payable by way of issuance of 4,879,280 shares of our unregistered common stock, par value $.0001 per share (the “Acquisition Shares”).  Kong Tung who is a 50% shareholder of Beauty East is the General Manager of Golden Magnesium and a member of its board of directors. The number of Acquisition Shares was determined using the exchange rate announced by Bank of China on the date the Agreement was signed by all of the parties and a price of $1.25 per share of our common stock. The Agreement was approved by our board of directors on April 27, 2011.

Beauty East owns a 48% interest in Shanxi Gu County Golden Magnesium Industry Co., Ltd., a Chinese company (“Golden Magnesium”). We own the remaining 52% interest in Golden Magnesium.  Golden Magnesium is engaged in magnesium production and sales, with current annual production capacity of approximately 12,000 tons of magnesium ingot.  Golden Magnesium owns and operates a magnesium facility located on approximately 1,068,135 square feet of land located in Yueyan of Gu County, Shanxi Province, China.

The purchase price for Beauty East is payable be delivery of 2,439,640 shares of our common stock to the shareholders of Beauty East within 10 days of the execution of the Agreement and 2,439,640 shares of our common stock within 10 days after the completion of the transfer of the 100% ownership interest in Beauty East to CDI China and completion of certain conditions set forth in Sections 4.2 and 4.3 of the Agreement which is filed as an Exhibit to this Form 8-K.

The issuance of the Acquisition Shares is exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act. The recipients are accredited or otherwise sophisticated investors who had such knowledge and experience in business matters and were capable of evaluating the merits and risks of the prospective investment in our securities. In addition, the recipients had access to business and financial information concerning our company.

In connection with its approval of the acquisition of Beauty East and in recognition of the importance of the Magnesium segment on our business and the contributions Mr. Tung can make on our strategic direction, our board of directors appointed Mr. Tung as a member of the board of directors effective upon execution of the Agreement.

The description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement, an English translation of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kong Tung as a Director

Effective May 6, 2011 our board of directors appointed Mr. Kong Tung, age 58, as a director of our company to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal. The board of directors appointed Mr. Tung in connection with its approval of the acquisition of Beauty East, the recognition of the importance of our magnesium segment on our business, his experience in managing magnesium production facilities and the contributions he can make to our strategic direction.

Mr. Tung has been the president and a member of the board of directors of Golden Magnesium since 2008.  Mr. Tung has served as the president of Shanxi Golden Trust Yiwei Magnesium Industry Corp. (“Golden Trust”) since 2003 which owns and operates a magnesium production facility in China.  Golden Trust is owned or controlled by Yuwei Huang, a member of our board of directors. Mr. Tung has been the president of Beauty East since 1995 and its chairman since 1999. Beauty East owns a 48% interest in Golden Magnesium. Mr. Tung graduated from Shanxi University, China in 1978 with a degree in engineering.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

10.1           Stock Transfer Agreement dated May 6, 2011 between CDI China, Inc. and Kong Tung and Hui Dong. (Incorporated by reference to the Company’s current report on Form 8-K dated May 12, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.

Date: May 13, 2011	By:	/s/ Yuejian (James) Wang,
Yuejian (James) Wang,
Chairman, President and Chief Executive Officer